Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-176095) pertaining to the 2011 Incentive Plan and the Amended and Restated 2005 Equity Incentive Plan of Zillow, Inc. of our report dated March 2, 2012, with respect to the financial statements of Zillow, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Seattle, Washington
March 2, 2012